EXHIBIT 99.1

InfoSpace Announces Restructuring Plan

BELLEVUE, Wash. (October 10, 2006) – InfoSpace, Inc. (NASDAQ: INSP) today announced implementation of a restructuring plan to reflect its previously disclosed revenue loss beginning in early 2007.

InfoSpace will eliminate approximately 250 positions beginning in the third quarter of 2006 through mid-2007. As a result, InfoSpace expects to record a pre-tax restructuring charge of approximately $6.5 million for severance costs, and between $6 million and $7 million for other charges, including facilities and costs to terminate certain agreements, in the third quarter of 2006. These restructuring charges include the previously disclosed closure of its Hamburg, Germany facility.

InfoSpace also expects to record an impairment charge for intangible assets, including goodwill, in the third quarter 2006. The Company is currently in the process of estimating these charges and will disclose the estimates when they become available.

Furthermore, the Company expect to record additional pre-tax restructuring charges, potentially up to $2 million, in the fourth quarter of 2006 and through mid-2007 related to facilities, terminations of certain agreements and additional severance charges.

“These decisions, while difficult, are critical to the long term success of InfoSpace,” said Jim Voelker, Chairman and CEO. “Despite the setback in our mobile media business, our online and mobile infrastructure businesses generate solid cash flow. In addition, we have a strong balance sheet with over $400 million in cash.”

InfoSpace’s business outlook, including its expectations for the fourth quarter, will be discussed in the InfoSpace third quarter earnings release and conference call, which are scheduled for November 1st.

Additionally, as part of the restructuring, InfoSpace announced that Ed Belsheim, Chief Administrative Officer, will leave the Company on January 1, 2007. Mr. Belsheim also resigned from the board, effective October 9, 2006.

“Ed has made significant contribution to InfoSpace during his six year tenure,” said Voelker. “We truly appreciate Ed’s dedicated service to this organization and wish him the best in his future endeavors.”

About InfoSpace, Inc.

InfoSpace, Inc. is a provider and publisher of mobile content, products and services assisting consumers with finding information, personalization and entertainment on the mobile phone. The Company also uses its technology, including metasearch, to power its branded Web sites and provide private-label online search and directory services to its distribution partners.

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Source: InfoSpace, Inc.

Contacts:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results, its anticipated revenue loss, planned reduction in force, expected and estimated restructuring charges, and an executives transition, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses, the successful execution of the Company’s strategic and operational initiatives, including rationalizing costs, and decisions made by our customers and partners to use our products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q as filed from time to time, in the section entitled, “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.